Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 31st day of October, 2002, by and among SCANSOURCE, INC., a South Carolina corporation (the “Borrower”), 4100 QUEST, LLC and CHANNELMAX, INC. (collectively referred to herein as the “Guarantors”), BRANCH BANKING AND TRUST COMPANY OF SOUTH CAROLINA, as Agent and a Bank, and FIFTH THIRD BANK, FIRST TENNESSEE BANK NATIONAL ASSOCIATION and HIBERNIA NATIONAL BANK (collectively referred to herein as the “Banks”).

R E C I T A L S:

The Borrower, the Guarantors, the Agent and the Banks have entered into a certain Credit Agreement dated as of July 26, 2001, as amended by that certain First Amendment to Credit Agreement dated June 15, 2002 (referred to herein as the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and Guarantors have requested the Agent and the Banks to amend the Credit Agreement to modify certain provisions of the Credit Agreement as more fully set forth herein. The Banks, the Agent, the Guarantors and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Banks, intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2. Amendments. The Credit Agreement is hereby amended as set forth in this Section 2.

SECTION 2.01. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is amended to amend and restate the following definition:

“Termination Date” means September 30, 2004.

SECTION 2.02. Amendment to Section 5.30. Section 5.30 of the Credit Agreement is amended and restated to read, in its entirety, as follows:

SECTION 5.30. Operating Leases. No Loan Party nor any Subsidiary of a Loan Party shall create, assume or suffer to exist any operating lease except operating leases which: (1) are entered into in the ordinary course of business, and

(2) the aggregate indebtedness, liabilities and obligations of the Loan Parties under all such operating leases during any period of four (4) consecutive Fiscal Quarters shall at no time exceed $1,300,000.

SECTION 2.03 Amendment to Section 10 of the First Amendment. Section 10 of the First Amendment to Credit Agreement is amended and restated to read, in its entirety, as follows:

SECTION 10. Pledge Documentation. On or before December 15, 2002, the Borrower shall grant to the Agent for the benefit of the Banks a first priority security interest in 65% of the Capital Stock (or equivalent equity interests) owned by the Borrower in the European Subsidiaries and 100% of all loans, advances and other claims owed to the Borrower by either or both of the European Subsidiaries pursuant to a pledge agreement in the form attached to this First Amendment as Exhibit A. Any and all loans and advances made by the Borrower to either or both of the European Subsidiaries shall be evidenced by a written promissory note in form and content reasonably satisfactory to the Required Banks (the “European Promissory Note”). The Borrower shall deliver to the Agent: (A) on or before December 15, 2002: (1) the foregoing shares of Capital Stock together with stock powers undated and executed in blank; (2) the original European Promissory Notes, together with a duly undated endorsement in blank affixed thereto; and (3) the items specified in Sections 3.01(c), (f) and (n) of the Credit Agreement modified appropriately to refer to the pledge agreement; and (B) on or before December 15, 2002: (1) a legal opinion in form and content reasonably satisfactory to the Agent from legal counsel licensed in the United Kingdom and Belgium confirming that the pledge agreement constitutes a valid, enforceable and perfected first priority security interest in and lien upon the Collateral (as defined in the Pledge Agreement) under the applicable laws of the United Kingdom and Belgium; and (2) such other documentation and information as the Agent may reasonably request to evidence the first priority lien and security interest in the Collateral (as defined in the pledge agreement) and to enable the Agent to realize upon such Collateral in accordance with the terms of the pledge agreement and applicable law.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Banks hereunder are subject to the following conditions, unless the Required Banks waive such conditions:

(a) receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party; and

(b) the fact that the representations and warranties of the Borrower and Guarantor contained in Section 5 of this Amendment shall be true on and as of the date hereof.

SECTION 4. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This

Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Banks and the Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed. The Borrower and Guarantors hereby expressly agree that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

SECTION 5. Representations and Warranties. The Borrower and Guarantors hereby represent and warrant to each of the Banks as follows:

(a) No Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an Event of Default, under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Banks on the date hereof.

(b) The Borrower and Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Guarantors and constitutes the legal, valid and binding obligations of the Borrower and Guarantors enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d) The execution and delivery of this Amendment and the performance by the Borrower and Guarantors hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, either European Subsidiary or either Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, either European Subsidiary or Channelmax, Inc., the articles of organization or operating agreement of 4100 Quest, LLC or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower, either European Subsidiary or any Guarantor is party or by which the assets or properties of the Borrower, either European Subsidiary and Guarantors are or may become bound.

SECTION 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of South Carolina.

SECTION 8. Effective Date. This Amendment shall be effective as of October 30, 2002.

SECTION 9. Amendment Fee. On the date of this Amendment, the Borrower hereby agrees to pay to the Agent for the ratable account of each Bank an Amendment Fee equal to the product of: (i) such Bank’s Commitment, on the date of this Agreement, times (ii) a per annum percentage equal to 0.05%.

SECTION 10. Waiver of Event of Default Under Section 5.30. The Banks hereby waive all Defaults and Events of Default under the Credit Agreement and the other Loan Documents that are a result of the Borrower’s failure to comply with Section 5.30 of the Credit Agreement as of the Fiscal Quarters ending June 30, 2002 and September 30, 2002. The Agent and the Banks expressly reserve all of their rights and remedies with respect to any other present or any future Default or Event of Default arising under or existing under the Credit Agreement or any of the Loan Documents other than a violation of Section 5.30 determined as of the Fiscal Quarters ending June 30, 2002 and September 30, 2002.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

SCANSOURCE, INC.

By:	/s/ Jeffery A. Bryson	(SEAL)
Title:	CFO

4100 QUEST, LLC

By:	ScanSource,Inc., its sole member

	By:	/s/ Jeffery A. Bryson	(SEAL)
	Title:	CFO

CHANNELMAX, INC.

By:	/s/ William T. Mauldin	(SEAL)
Title:	CFO

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BRANCH BANKING AND TRUST COMPANY OF SOUTH CAROLINA, as Agent, Issuing Bank and as a Bank

By:	/s/ David W. Weaver	(SEAL)
Title:	Senior Vice President

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FIFTH THIRD BANK

By:	/s/ Jennifer Schwartz	(SEAL)
Title:	Financial Services Officer

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FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Phil Stevenson	(SEAL)
Title:	Senior Vice President

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HIBERNIA NATIONAL BANK

By:	/s/ Laura Watts	(SEAL)
Title:	Vice President

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